Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of October, 2020 (the “Effective Date”), by and among BHT Renewables, LLC f/k/a E.N.A. Renewables LLC, a Delaware limited liability company and wholly owned subsidiary of BioHitech Global, Inc., a Delaware business corporation (“Buyer”), EAST SHORE PORT VENTURES, LLC, a New York limited liability company (“Seller”), JKS CAPITAL, LLC, a New York limited liability company (“JKS”), LEK HOLDINGS, LLC, a New York limited liability company (“LEK” and together with JKS, the “Seller Members).

Background

WHEREAS, Seller is a limited liability company organized and operated solely for the purpose of being a real estate holding company and presently holds a leasehold interest in that certain ninety-nine (99) year lease (the “Lease”) with BASF Corporation for that certain property located at 36 Riverside Avenue, Rensselaer, New York (the “Property”), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Seller Members currently own all of the membership interests in Seller; and

WHEREAS, Seller and the Seller Members (collectively, the “Seller Parties”) desire to cause Seller to sell to Buyer, and Buyer desires to purchase from the Seller , a forty-nine percent (49%) membership interest in Seller, subject to the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing background, which is fully incorporated herein by reference, and of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.                  Purchase and Sale of Membership Interest. Subject to the terms of this Agreement, the Seller Parties hereby agree to issue, sell, convey, assign and deliver to Buyer at the Closing (as hereinafter defined), and Buyer hereby agrees to purchase, acquire and accept from the Seller Parties at the Closing, a forty-nine percent (49%) membership interest in Seller (the “Membership Interest”), free and clear of any liens, encumbrances, security interests, restrictions and adverse claims of any kind or nature whatsoever (collectively, “Encumbrances”), along with those certain rights and benefits set forth in Section 5, below.

2.                  Consideration. Subject to the terms of this Agreement, in consideration of the aforesaid issuance, sale, conveyance, assignment and delivery of the Membership Interest and those certain rights and benefits set forth in Section 5, below, Buyer hereby agrees to deliver to the Seller Parties the following consideration (collectively, the “Purchase Price”):

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(a)               Six Hundred Fifty Thousand Dollars ($650,000.00), which shall be paid at Closing from Buyer to Seller by wire transfer in immediately available funds pursuant to wire instructions provided by the Seller Parties to Buyer, and which shall be immediately applied by the Seller Parties toward Seller’s outstanding obligations under the Lease, including, but not limited to any property or school taxes payable for 2020, and insurance; and

(b)               Buyer shall cause to be issued to each of the Seller Members warrants which will entitle each Seller Member to purchase, at any time within the ensuing five-year period, up to fifty thousand (50,000) shares of the common stock of BioHitech Global, Inc., a Delaware business corporation (“BioHitech”), at a price per share equal to the price per share, as measured by the average of the high and low prices as published on the Nasdaq Capital Market on the date of issuance, in substantially the same forms attached hereto as Exhibit B (the “Warrants”).

3.                  Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place via electronic exchange of duly executed signature pages on or prior to October 19, 2020 (the “Closing Date”). The Closing shall be deemed effective as of 11:59 p.m. on the Effective Date. At the Closing, the Seller Parties shall cause the Membership Interest to be issued to Buyer free and clear of all Encumbrances. In addition, the parties shall deliver all other agreements, documents, instruments or certificates set forth below:

(a)            Delivery by Seller Parties. At the Closing, the Seller Parties shall deliver to Buyer the following:

(i) a certificate representing the issuance of the Membership Interest to Buyer, along with the Option, as that term is defined in Section 5 hereof;

(ii) a certificate of the manager of Seller certifying: (1) that attached thereto are true and complete copies of all resolutions of the managers and members of the Seller Parties authorizing the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which the Seller Parties are parties and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (2) the names, titles, and signatures of the representatives of the Seller Parties authorized to sign this Agreement and the other Transaction Documents; (3) certificates of good standing for Seller and each of the Seller Members from the Department of State of the State of New York; and (4) that attached thereto are true and complete copies of the governing documents of Seller and the Seller Members, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(iii) an estoppel certificate in a form reasonably acceptable to Buyer regarding the Lease, duly executed by the landlord for the Property;

(iv) the A&R Operating Agreement (defined below), in the form of Exhibit C attached hereto, which shall have incorporated the terms set forth in Section 5 hereof, duly executed by Seller and the Seller Members; and

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(v) any other agreements, documents, instruments or certificates reasonably requested by Buyer.

(b)            Delivery by Buyer. At the Closing, Buyer shall deliver to the Seller Parties the following:

(i) the Purchase Price in accordance with Section 2 hereof;

(ii) the A&R Operating Agreement (defined below), in the form of Exhibit C attached hereto, which shall have incorporated the terms set forth in Section 5 hereof, duly executed by Buyer;

(iii) the Warrants, duly executed by BioHitech; and

(iv) any other agreements, documents, instruments or certificates reasonably requested by the Seller Parties.

4.                  Representations and Warranties.

(a)            Representations and Warranties of Seller Parties. The Seller Parties, jointly and severally, represent and warrant to Buyer that the following statements contained in this Section 4(a) are true and correct as of the Closing Date:

(i) Authority of Seller Parties. Each of the Seller Parties has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by each of the Seller Parties and the consummation by each of the Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller Parties.

(ii) Organization; Qualification of Seller. Seller is a New York limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

(iii) Capitalization. Immediately prior to the Closing, the current capitalization of Seller is set forth on Schedule 4(a)(iii)(1). Immediately following the Closing, upon issuance and transfer of the Membership Interest to Buyer in accordance with this Agreement, the capitalization of Seller shall be as set forth on Schedule 4(a)(iii)(2). The Membership Interest which shall be issued to Buyer in accordance with this Agreement is validly authorized, and Seller has all requisite power and authority to issue the Membership Interest to Buyer in accordance with this Agreement. None of the Membership Interest has been pledged, hypothecated, sold, or otherwise disposed of or alienated in any manner except as explicitly stated herein, and no third party has any right in them contrary to Buyer’s rights.

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(iv) Sole Purpose; Operations. Seller is organized and operated solely as a real estate holding company. The only assets of Seller are a leasehold interest in the Lease for the Property and cash accounts maintained to comply with the obligations of Seller pursuant to the Lease. Seller does not conduct, and, except for limited short-term leasing of the Property in compliance with the Lease, Seller has never conducted, any business operations other than holding an interest in the Lease and fulfilling Seller’s obligations thereunder.

(v) Lease. The Lease set forth in Exhibit A for the Property is true, correct, and complete and has not been modified by any agreement, written or oral. During the period of Seller’s tenancy in the Property pursuant to the Lease (“Seller’s Tenancy”) and in connection with Seller’s operation of the Property the Seller Parties have not received any written notice from any federal, state or local governmental authority of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory legal requirements affecting the Property, including, without limitation, Environmental Laws (ii) existing, pending or threatened condemnation proceedings affecting the Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar governmental action which could reasonably be expected to adversely affect the ability to operate the Property in accordance with current zoning. The Lease covering the Property is in full force and effect, no party to the Lease is in default thereunder and there are no unresolved conflicts or disputes with the landlord under the Lease. The Property is in good repair and condition.

(vi) Environmental Matters.

(1)               The Property is listed by New York State as an inactive hazardous waste site as site number: 442027.

(2)               No permits are required or held for the current use and occupancy of the Property.

(3)               During the period of Seller’s Tenancy, Seller’s business and the Property have been operated and maintained in compliance with all Environmental Laws, the Deed Restriction, the Site Management Plan and the Lease. None of the Seller Parties have received any written notice of violation or citation relating to the use or occupation of the Property or operation of the business that is not fully resolved, and there are no non-compliance orders, warning letters, notices of violation, actions or investigations pending or in existence with respect to Seller’s use, occupation or business operations on the Property during the period of Seller’s Tenancy that reasonably could result in a loss, liability, claim or action.

(4)               To the knowledge of the Seller Parties, Seller, during the period of Seller’s Tenancy: (i) has not improperly handled any Hazardous Materials or caused a Release of any Hazardous Materials on the Property; (ii) No encumbrance with respect to environmental liabilities have been threatened or imposed against Seller or any of its assets under any Environmental Law or other applicable law; and (iii) no facts or circumstances exist which would give rise to the same. None of the Seller Parties: (a) is identified or listed as a potentially responsible party with respect to the Property or as a result of the use and occupancy of the Property or operation of the assets or the business on the Property under any Environmental Law or other applicable law, (b) has received any verbal or written notice of such identification or listing or potential listing, or (c) has knowledge of any facts or circumstances which could give rise to such an identification or listing. None of the Seller Parties has received any verbal or written notice or other communication from a governmental authority or any other person or entity alleging or related to the investigation of any alleged violation of an Environmental Law, the Deed Restriction or the Site Management Plan by Seller with respect to the use, occupancy or operations on the Property during the period of Seller’s Tenancy in the Property.

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(5)               For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

“Deed Restriction” means the Declaration of Covenants and Restrictions recorded against the Property on November 18, 2013 and identified by the Rensselaer County Clerk as Instrument No. 2013-00446367.

“Environmental Laws” means any federal, state or local law, regulations, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, permit, authorization or plan relating to the environment, health, safety or Hazardous Materials, including CERCLA; CERCLIS; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et seq. (collectively RCRA); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; the Clean Water Act, as amended, 33 U.S.C. 1311 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. 300f et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.; the Atomic Energy Act of 1954, 42 U.S.C. §2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. 136 et seq.; the Federal Food, Drug and Cosmetic Act of 1938, as amended, 21 U.S.C. 301 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. 11001 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. 651 et seq. and the state or local equivalents of these laws.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas; or (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous materials,” “hazardous wastes,” “hazardous substances,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “toxic pollutants,” “contaminants,” “emerging contaminants,” “pollutants,” “infectious wastes,” “medical wastes,” “radioactive wastes,” “sewage sludges” or words of similar import under any applicable Environmental Law.

“Release” means any release, spill, emission, seepage, leaking, pumping, pouring, emptying, escaping, dumping, abandoning, injecting, depositing, discharging, leaching or migrating into the environment (including surface waters, groundwaters (including potable waters, navigable waters and wetlands), soil, subsurface strata, natural resources, ambient air and the work place or as otherwise defined in any Environmental Law) or into or out of the Property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater of the Property or adjoining properties.

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“Site Management Plan” means the Site Management Plan and any amendments thereto that has been approved by the New York State Department of Environmental Conservation and is incorporated by reference into the Deed Restriction.

(vii) Taxes. All taxes relating to Seller have been fully paid to the extent due and there are no delinquent tax liens or assessments encumbering any assets of Seller. The Seller Parties have also timely filed (or will timely file) all tax returns and reports of whatever kind pertaining to Seller and required to be filed by the Seller Parties for all periods up to and including the Closing Date. All such tax returns are, or will be, true, complete and correct in all respects. No claim has been made by any taxing authority in any jurisdiction where Seller does not file tax returns that it is, or may be, subject to tax by that jurisdiction. All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid. Seller is not a party to any action by any taxing authority. There are no pending or threatened actions or investigations by any taxing authority. The Seller Parties further warrant and represent that all of their tax returns have been filed when due and in accordance with generally accepted accounting principles and that it has disclosed all material facts regarding its business to Buyer. The federal income tax returns of Seller have not been audited. None of the Seller Parties is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(viii) Insurance. Schedule 4(a)(viii) sets forth a true and complete list of all current insurance policies held by Seller (the “Insurance Policies”). Such Insurance Policies satisfy the insurance requirements set forth in the Lease, are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. None of the Seller Parties have received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the Seller or the Property pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Seller is not in default under any Insurance Policy.

(ix) Liabilities. Seller has no liabilities, except (a) those obligations of Seller set forth in the Lease with respect to the Property and (b) any tax obligations relating to Seller’s ownership of the leasehold interest in the Property.

(x) Contracts. Except for the Lease, there are no other contracts or agreements of Seller, written or oral, including but not limited to any sublease agreements or license agreements regarding the Property.

(xi) Permits. Seller does not own or have any rights under any permits, licenses, certificates of occupancy, entitlements, authorizations or other approvals from any party or governmental authority.

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(xii) Employees. There are no employees, independent contractors, or other agents of Seller.

(xiii) Intellectual Property. Seller does not own or use any intellectual property other than the use of Seller’s registered limited liability company name.

(xiv) Consents and Approvals. No consent, approval, notice, waiver, or action by any other person is required to effectuate the issuance and transfer of Membership Interest contemplated hereunder. Seller has complied with and is not in default under or in violation of, any applicable statute, law, ordinance, decree, order, rule, regulation of any governmental body, or in default under, or in violation of, any provision of its organizational documents or any contract that it is a party to, or other commitment or any other agreement to which Sellers is a party.

(xv) Litigation. No suit, action or legal, administrative, arbitration or other proceeding, and no investigation by any governmental agency, in each case pertaining to Seller, is pending or has been threatened by or against Seller, nor are the Sellers aware of any undisclosed grounds therefor, to which Seller is a party or which may result in any judgment, order, decree, liability or other determination that will, or could have any material adverse effect upon the assets and business or conditions, financial or otherwise, of Seller. No judgment, order or decree has been entered against Seller nor any such liability incurred that has, or could have, such effect. There is no claim, action, or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, that will, or could prevent or hamper the consummation of the transactions contemplated by this Agreement.

(xvi) Binding Agreement. This Agreement and the Transaction Documents (when delivered) have been duly executed and delivered by the Seller Parties and constitute a valid and binding obligation of the Seller Parties enforceable in accordance with their terms.

(xvii) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Seller Parties.

(xviii) Full Disclosure. To their knowledge, no representation or warranty by the Seller Parties in this Agreement and no statement contained in any exhibit or attachment to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(xix) Survival of Representations and Warranties. The representations and warranties of the Seller Parties contained in this Agreement shall survive the execution and delivery of this Agreement.

(b)            Representations and Warranties of Buyer. Buyer represents and warrants to the Seller Parties that the following statements contained in this Section 4(b) are true and correct as of the Closing Date:

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(i) Organization; Authority of Buyer. Buyer is duly organized under the laws of the State of Delaware and is and shall be duly empowered to execute this Agreement and to do any and all things required or desirable for consummation of all transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and any other transaction documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the transaction documents constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

(ii) Property Condition/Due Diligence. Buyer acknowledges that it has been informed that the Property is listed by New York State as an inactive hazardous waste site as site number 442027. Based on Buyer’s independent investigation:

(a)       Buyer acknowledges that, it has determined that the condition of the Property is satisfactory to Buyer based on Buyer having conducted such due diligence as it has deemed necessary with respect to the Property and has been given a full opportunity to evaluate the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(i) All matters relating to the environmental condition of the Property, Environmental Laws, Hazardous Materials, the Deed Restriction and the Site Management Plan, based on publicly available documents, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

(ii) The physical condition of the Property as evidenced by publicly available documents; and

(iii) The applicable zoning, planning and building laws, ordinances, rules and regulations governing the Property.

(iv) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

(v) Survival of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall survive the execution and delivery of this Agreement.

5.                  Amended and Restated Operating Agreement; Option. The amended and restated operating agreement of Seller (the “A&R Operating Agreement”) shall, among other things, incorporate each of the following terms:

(a)               Buyer shall have an option (the “Option”) to invest additional funds in Seller (the “Option Price”) in exchange for a “Preferred Membership Interest”, as defined herein (the “Option”). The Option Price shall be either (i) Eight Hundred and Fifty Thousand Dollars ($850,000), or (ii) One Million Eight Hundred Thousand Dollars ($1,800,000), as determined by Seller (the “Additional Investment Amount”). Seller shall notify Buyer of the Additional Investment Amount, in writing, at least forty-five (45) days before the lease payment pursuant to Section 6.01(e) of the Lease is due (the “Trigger Date”). Buyer shall have seven (7) days following the Trigger Date to exercise the Option by delivery of written notice of exercise to Seller. If Buyer does not exercise the Option, Buyer shall remain subject to fulfill its capital contribution obligations pursuant to the A&R Operating Agreement as a member of the Seller. If Buyer exercises the option to invest the Additional Investment Amount, then Seller shall issue Buyer a Preferred Member Interest, which shall provide Buyer with:

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(i)	an annual rate of return of 3.5% on the Additional Investment Amount (the “Rate of Return”);

(ii)	a preferred return (the “Preferred Return”) so that no distributions, other than tax distributions as provided for in the A&R Operating Agreement, shall be paid by Seller with respect to any other member interests in Seller unless and until Buyer has first received distributions equal to (A) one-half (1/2) of the Additional Investment Amount invested by Buyer pursuant to the Option (the “Capital Return”), plus (B) the Rate of Return through the date the Capital Return has been paid in full;

(iii)	Preferred Membership Interests shall not be entitled to any voting rights;

(iv)	Within thirty six (36) months after Buyer has received distributions equal to the Preferred Return, Buyer shall have the option (but not the obligation) to acquire additional common membership interests in Seller which, when combined with its other common membership interests in Seller, will result in its ownership of fifty-one percent (51%) of the total common membership interests of Seller, determined on a fully-diluted basis, such right to be exercisable by Buyer’s surrendering all of Buyer’s remaining Preferred Membership Interests that it then owns immediately prior to its exercise of such option (the “Conversion Option”). For the avoidance of doubt, the intent of the foregoing option is that Buyer will no longer have any Preferred Membership Interest and instead will have received an additional two percent of the voting common membership interests, thereby providing Buyer with control of at least fifty-one percent (51%) of the fully diluted voting equity interests of Seller upon exercise of the Conversion Option.

(b)    The A&R Operating Agreement shall provide that no Fundamental Transaction may occur without unanimous vote or written consent of all of the then current members of Seller. A “Fundamental Transaction” shall include a sale of all or substantially all of its assets, a sale of all or substantially all of the membership interests, a change in control, merger, any equity financing or other significant financing transaction, any subletting, subleasing or assignment, modification, waiver, termination of any rights under the Lease or relating to Seller’s leasehold interests in the Property, or amendment of the Operating Agreement of Seller.

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6.                  Taxes. Buyer shall be responsible for the payment of any New York Real Estate Transfer Tax due in connection with the transfer or acquisition of a controlling interest in Seller should such an acquisition occur.

7.                  Indemnification.

(a)               Indemnification of Buyer. The Seller Members shall, jointly and severally, indemnify, defend and hold harmless Buyer and its affiliates (including Seller) and their respective representatives from, against and in respect of any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind, including, but not limited to, reasonable attorneys’ fees, court costs and fees, the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (collectively, “Losses”):

(i)   resulting from any inaccuracy in, misrepresentation or breach of any representation or warranty, or any breach or non-fulfillment of any agreement, covenant or obligation to be performed by the Seller Parties made or given in or with respect to this Agreement, the Transaction Documents or any certificate delivered in connection herewith or therewith;

(ii)  any acts or omissions related to Seller, its assets, or business on or prior to the Closing Date, including, but not limited to, any acts or omissions of the Seller Parties and any failure to pay taxes; and

(iii) any expenses, liabilities, or indebtedness of Seller outstanding as of the Closing.

Seller shall not be obligated under this Section 7(a) with respect to any claims for indemnification to the extent that the aggregate of all claims made under such Section do not exceed Thirty Thousand Dollars ($30,000) (the “Threshold”), and thereafter only to the extent of the excess over the Threshold capped at Six Hundred and Fifty Thousand Dollars ($650,000).

(b)               Indemnification of Seller Parties. Buyer shall indemnify, defend and hold harmless the Seller Parties from, against and in respect of any and all Losses resulting from any inaccuracy in, misrepresentation or breach of any representation or warranty, or any breach or non-fulfillment of any agreement, covenant or obligation to be performed by Buyer made or given in or with respect to this Agreement.

(c)               Indemnification obligations set forth herein shall not apply to the extent that the Losses for which indemnification would otherwise be required is covered by any insurance.

(d)               Claims Process. Any party making an indemnification claim hereunder (the “Indemnified Party”) shall provide prompt written notice (but in any event no later than thirty (30) days after the Indemnified Party becomes aware of the claim) to the other party (the “Indemnifying Party”) setting forth the claim and the recovery owed. The Indemnifying Party has thirty (30) days after its receipt of such notice to respond in writing to such claim. If the Indemnifying Party fails to respond within such thirty-day period, the Indemnifying Party shall have been deemed to agree with the claim notice and shall be required to pay such recover sought by the Indemnified Party. If the Indemnifying Party responds within such thirty-day period with an objection to the claim, the parties shall negotiate in good faith for thirty (30) days to resolve the claim and if they are unable to mutually resolve the claim, then either party may pursue any options available at law or in equity. Once the amount of the Loss is agreed to by the Indemnifying Party and the Indemnified Party, or finally adjudicated to be payable, the Indemnifying Party shall satisfy its obligations within ten (10) days by wire transfer of immediately available funds. Any failure to make the required payment within ten (10) days shall cause interest to accrue on the owed amount at a rate of ten percent (10%) per annum.

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8.             Miscellaneous.

(a)               Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b)               Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. There are no third-party beneficiaries having rights under or with respect to this Agreement.

(c)               Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

(d)               Survival. Each representation, warranty, covenant and obligation in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(e)               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

(f)                Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

(g)               Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

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(h)               Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, brokers, representatives, financial advisors, legal counsel and accountants.

(i)                 Unenforceability of any Provisions. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability and validity of the remainder of this Agreement, which shall continue in full force and effect.

(j)                 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, which delivery may be made by exchange of copies of the signature page by facsimile transmission or .PDF electronic format.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BUYER:

BHT RENEWABLES, LLC F/K/A E.N.A. RENEWABLES LLC

By:
Name:
Title:

SELLER:

EAST SHORE PORT VENTURES, LLC

By:
Name:
Title:

SELLER MEMBERS:

JKS CAPITAL, LLC

By:
Name:
Title:

LEK HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Membership Interest Purchase Agreement]